EXHIBIT 15.10

KPMG

KPMG Auditores Independentes

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
Mail address                   Office address                   Central Tel 55 (21) 3231-9400
Caixa Postal 2888              Av. Almirante Barroso, 52-17     Fax 55 (21) 2544-1338
20001-970 Rio de Janeiro, RJ   20031-000 Rio de Janeiro, RJ     www.kpmg.com.br
Brazil                         Brazil
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Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

July 9, 2002

Re: Amendment No. 1 to the Registration Statement on Form F-4 of Vale Overseas
    Limited and Companhia Vale do Rio Doce

With respect to the registration statement, we acknowledge our awareness of the use therein of our report dated April 12, 2002, related to our review of interim financial information of Valesul Aluminio S.A. as of March 31,2001 and 2002 and for each of the three month periods then ended included in the Vale Overseas Limited and Companhia Vale do Rio Doce Amendment No. 1 to the Registration Statement on Form F-4 (Registration No. 333-84696-01).

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an accountant, or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

KPMG Auditores Independentes

Rio de Janeiro, Brazil

/s/   KPMG Auditores Independentes